UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2015

PERCEPTRON, INC.
(Exact name of registrant as specified in its charter)

Michigan	0-20206	38-2381442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47827 Halyard Drive, Plymouth, MI	48170-02461
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code       (734) 414-6100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 8, 2015, Perceptron, Inc. (the “Company”) issued a press release announcing the appointment of David Watza as Senior Vice President, Chief Financial Officer, effective October 5, 2015. Attached hereto and incorporated by reference as Exhibit 99.1 is the press release relating to the announcement. Such information, including Exhibit 99.1 attached hereto under Item 9.01, shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing. The Company’s Board of Directors acted on Mr. Watza’s appointment at its meeting of August 18, 2015.

Mr. Watza, 49, joins Perceptron from TriMas Corporation (NASDAQ: TRS), most recently as Vice President of Corporate Development and Treasury with responsibility for acquisitions, divestures, and global treasury operations. Dave joined TriMas in 2005, holding positions of increasing responsibility and professional growth including Vice President Finance, Business Planning & Analytics, responsible for strategic planning, annual operating planning and forecasting, and certain company-wide information technology initiatives; division Finance Officer for Cequent APEA in Australia; and division Finance Officer and Vice President of Finance for Cequent Performance Products.  Dave began his career as an auditor with Arthur Andersen before transitioning into corporate accounting and finance. He possesses more than 25 years of finance experience in engineered products and manufacturing businesses with responsibilities in accounting, finance and information technology. Dave earned his Bachelor of Business Administration at the University of Michigan.

Under the terms of an Offer Letter between Mr. Watza and the Company, Mr. Watza’s annual base salary will be $260,000. He will be eligible to participate in the Company’s fiscal 2016 incentive plans, prorated based upon his date of hire. His bonus potential level under the Company’s Fiscal 2016 Executive Short Term Incentive Plan and Long Term Incentive Plan will be targeted at 40% and 25% of his annual salary, respectively. He will receive a signing bonus of $25,000 payable in January 2016 and subject to repayment to the Company if he terminates employment within 12 months of his date of hire. Mr. Watza is entitled to receive medical, executive life and disability insurance coverage and other benefits available generally to senior management of the Company and a monthly car allowance of $600. The foregoing description of the Offer Letter is not complete and is qualified in its entirety by reference to the Offer Letter, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Management Development, Compensation and Stock Option Committee (the “Management Development Committee”) awarded Mr. Watza non-qualified options to purchase 30,000 shares of the Company’s Common Stock, under the Company’s 2004 Stock Incentive Plan, on August 18, 2015, with a grant date effective November 2, 2015. The options will be issued on the current form of Non-Qualified Stock Option Agreement for Officers. The options will become exercisable in three equal annual installments beginning November 2, 2016 at an exercise price equal to the fair market value of the Company’s Common Stock as of November 2, 2015

The Company will also enter into a Severance Agreement with Mr. Watza that provides for severance benefits, including one-half times his base salary, a prorated portion of any annual bonus he would have earned in the year of termination had he been employed at the end of the bonus period, reimbursement for COBRA coverage expenses and continuation of welfare benefits ((other than health benefits)) for six months following his termination of employment and, if termination is six months prior to or within two years following certain changes in control of the Company, his severance benefits will be one times his base salary, a prorated portion of his targeted bonus for the year of termination based on the number days worked in the year of termination, reimbursement for COBRA coverage expenses and continuation of his welfare benefits (other than health benefits) for one year following his termination of employment.

The Company also entered into the Company’s standard Executive Agreement Not to Compete with Mr. Watza, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

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On September 8, 2015, Sylvia M. Smith, Vice President, Controller and Chief Accounting Officer of the Company, provided notice of her decision to retire by the end of calendar year 2015. She has not set a specific retirement date.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

D. Exhibits.

Exhibit No.	Description

10.1	Offer Letter dated August 24, 2015 between David Watza and the Company.

10.2	Form of Executive Agreement Not to Compete between the Company and certain of its officers.

99.1	Press Release of the Company dated September 8, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC.

Date: September 8, 2015	/s/ Jeffrey M. Armstrong
	By:	Jeffrey M. Armstrong
	Its:	President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Offer Letter dated August 24, 2015 between David Watza and the Company.

10.2	Form of Executive Agreement Not to Compete between the Company and certain of its officers.

99.1	Press Release of the Company dated September 8, 2015.

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